Exhibit 99.1

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, PA 18195-1501

www.airproducts.com

Air Products Reports Strong Fiscal 2016 Fourth Quarter and Full-Year Results

Q4FY16 (all from continuing operations):

•	On a GAAP basis, EPS of $1.84, up 16 percent over prior year, and operating margin of 22.2 percent, up 280 basis points over prior year

•	Adjusted EPS of $2.01*, up 10 percent over prior year; previous adjusted guidance of $1.91 to $2.01

•	Adjusted operating margin of 23.7 percent and adjusted EBITDA margin of 34.7 percent, both up at least 250 basis points over prior year

Fiscal 2016 (all from continuing operations):

•	On a GAAP basis, EPS of $6.94, up 17 percent over prior year, and operating margin of 22.1 percent, up 480 basis points over prior year

•	On a GAAP basis, Return on Capital Employed (ROCE) of 12.8 percent, up 200 basis points over prior year

•	Adjusted EPS of $7.55, up 14 percent over prior year; previous adjusted guidance of $7.45 to $7.55

•	Adjusted operating margin of 23.1 percent and adjusted EBITDA margin of 34.4 percent, both up at least 400 basis points over prior year

•	Adjusted ROCE of 13.8 percent up 180 basis points versus prior year

Highlights

•	Successfully spun-off Electronic Materials Division as Versum Materials, Inc. on October 1

•	Making progress on sale of Performance Materials Division to Evonik

•	Progress on Jazan project and profits for the year recognized in fourth quarter

•	Recent project wins in U.S. and Korea

Guidance

•

Excluding Electronic Materials and Performance Materials, fiscal 2017 adjusted EPS guidance of $6.25 to $6.50, up nine to 13 percent versus the comparable fiscal 2016, and fiscal 2017 first quarter adjusted EPS guidance of $1.40 to $1.50, up three to 10 percent versus the comparable fiscal 2016 first quarter

•

Excluding Electronic Materials and including Performance Materials, fiscal 2017 adjusted EPS guidance of $7.10 to $7.35, up nine to 13 percent versus the comparable fiscal 2016, and fiscal 2017 first quarter adjusted EPS guidance of $1.60 to $1.70, up seven to 13 percent versus the comparable fiscal 2016 first quarter

*The results and guidance in this release, including in the highlights above, include references to non-GAAP continuing operations measures, which are identified by the word “adjusted” preceding the measure. A reconciliation of GAAP to non-GAAP results can be found at the end of this release.

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LEHIGH VALLEY, Pa. (October 27, 2016) – Air Products (NYSE: APD) today reported GAAP net income from continuing operations of $402 million, up 16 percent versus the prior year, and diluted earnings per share (EPS) from continuing operations of $1.84, up 16 percent versus the prior year, for its fiscal fourth quarter ended September 30, 2016.

For the quarter, on a non-GAAP basis, adjusted net income from continuing operations of $441 million was up 11 percent versus prior year, and adjusted diluted earnings per share from continuing operations of $2.01 was up 10 percent versus prior year.

Fourth quarter sales of $2,463 million increased one percent from the prior year, as three percent higher volumes, primarily driven by the Jazan project, more than offset lower energy pass-through and unfavorable currency impacts of one percent each. Pricing was largely unchanged from the prior year.

For the quarter, on a GAAP basis, operating income of $547 million increased 15 percent and operating margin of 22.2 percent improved 280 basis points versus prior year.

Adjusted operating income of $584 million increased 13 percent, and adjusted EBITDA of $855 million increased nine percent over prior year. Adjusted operating margin of 23.7 percent improved 260 basis points and adjusted EBITDA margin of 34.7 percent improved 250 basis points over the prior year. GAAP ROCE of 12.8 percent increased 200 basis points. Adjusted ROCE increased 180 basis points to 13.8 percent. Productivity and operational improvements drove these results.

Fiscal 2016

For fiscal 2016, sales of $9.5 billion decreased four percent versus prior year, as two percent higher volumes were more than offset by three percent lower energy pass-through and three percent unfavorable currency. Operating income on a GAAP basis of $2.1 billion increased 23 percent, and operating margin of 22.1 percent improved 480 basis points. Adjusted operating income of $2.2 billion increased 16 percent, and adjusted operating margin of 23.1 percent improved 400 basis points. GAAP net income from continuing operations of $1.5 billion improved 18 percent. Adjusted EBITDA of $3.3 billion improved 10 percent, and adjusted EBITDA margin of 34.4 percent improved 420 basis points.

Commenting on the results for the quarter and the year, Seifi Ghasemi, chairman, president and chief executive officer, said, “The people of Air Products continually strive to be the best in the industrial gases industry, always looking for improvement opportunities and staying focused on what they can control. They delivered again, with our ninth consecutive quarter of double-digit adjusted earnings growth and improved margins across our segments.

“For the year, Air Products delivered adjusted EPS of $7.55, up 14 percent. We delivered what we promised one year ago, despite a $0.16 headwind from currency and an economic environment which was less robust than anticipated. We improved both adjusted operating and adjusted EBITDA margins by at least 400 basis points and increased our adjusted ROCE by 180 basis points to 13.8 percent. Most importantly, we did this while further improving safety and thinking like our customers to give them the innovative products and service they need.

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“We also successfully completed the spin-off of Versum Materials on October 1 and continue to make progress on the sale of our Performance Materials Division – strategic moves that will give Air Products an even stronger foundation going forward. We continue to be very optimistic about the long-term growth opportunities for our focused industrial gases business. Air Products is now very well positioned to take full advantage of these great opportunities,” he said.

Fourth Quarter Results by Business Segment

•

Industrial Gases – Americas sales of $877 million decreased three percent versus prior year on lower volumes. Latin America volumes were down nearly 10 percent, negatively impacting overall Americas volumes by two percent, while weakness in North America, primarily in steel, impacted overall Americas volumes by one percent. Pricing, energy pass-through and currency were flat versus prior year. Segment operating income of $225 million increased eight percent over prior year, and adjusted EBITDA of $352 million increased seven percent, driven by operational improvements. Segment operating margin of 25.6 percent improved 250 basis points, and adjusted EBITDA margin of 40.1 percent improved 350 basis points over prior year.

•

Industrial Gases – EMEA sales of $414 million declined 10 percent versus last year, with lower volumes reducing sales by four percent and lower energy pass-through and unfavorable currency both reducing sales by three percent. Pricing was flat. Segment operating income of $98 million increased eight percent from the prior year, and adjusted EBITDA of $154 million increased two percent versus prior year on strong cost performance and productivity actions. Segment operating margin of 23.7 percent and adjusted EBITDA margin of 37.2 percent were both up more than 400 basis points over the prior year.

•

Industrial Gases – Asia sales of $449 million increased five percent versus prior year, as volume growth of seven percent, from both underlying base business and new plants, was partially offset by two percent unfavorable currency. Segment operating income of $110 million increased five percent and adjusted EBITDA of $172 million increased four percent on the benefits from higher volumes and productivity actions. Segment operating margin of 24.5 percent and adjusted EBITDA margin of 38.2 percent were roughly flat versus last year.

•

Industrial Gases – Global sales of $157 million increased $68 million versus prior year, segment operating income of $23 million increased $25 million, and adjusted EBITDA of $25 million increased $26 million. The improvement was attributable to fourth quarter sales of $113 million and profits associated with the Jazan project. The fourth quarter profit was related to project activity during the full year and includes a cumulative catch up resulting from a reassessment of reserves associated with certain project risks.

•

Materials Technologies sales of $515 million increased five percent versus the prior year on seven percent higher volumes, partially offset by two percent lower pricing. Segment operating income of $139 million was up 19 percent.

Electronic Materials sales of $248 million increased seven percent from the prior year on higher volumes, driven by Advanced Materials and Delivery Systems. Adjusted EBITDA of $83 million was up five percent and operating income of $70 million was up 11 percent versus prior year.

Performance Materials sales of $267 million increased four percent over the prior year, as eight percent higher volumes were partially offset by four percent lower pricing, driven by lower raw material costs. Operating margin of 25.3 percent increased 580 basis points and adjusted EBITDA margin of 27.8 percent increased 550 basis points, driven by productivity and favorable price/raw material balance.

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Non-GAAP results for the Company in the fiscal fourth quarter of 2016 exclude $38.8 million of net loss, or $0.17 per share, and in the full fiscal year 2016, exclude $132.5 million of net loss, or $0.61 per share. Non-GAAP results for the Company in the fiscal fourth quarter of 2015 exclude $52.7 million of net loss, or $0.24 per share, and in the full fiscal year 2015, exclude $149.1 million of net loss, or $0.69 per share. See reconciliation of non-GAAP measures starting on page six.

Outlook

Management has provided the following adjusted diluted EPS guidance on a continuing operations basis. While it is likely that we will incur additional costs for items such as business separation, cost reduction actions, and pension settlements in future periods, it is not possible, without unreasonable efforts, to identify the amount or significance of these events or the potential for other transactions that may impact future GAAP EPS. Management does not believe these items to be representative of underlying business performance. Accordingly, management is unable to reconcile, without unreasonable effort, the Company’s forecasted range of adjusted EPS to a comparable GAAP range.

Excluding Electronic Materials and Performance Materials, Air Products expects fiscal 2017 first quarter adjusted EPS from continuing operations of $1.40 to $1.50, up three to 10 percent versus the comparable prior year period results, and fiscal 2017 adjusted EPS of $6.25 to $6.50, up nine to 13 percent versus the comparable prior year results.

Excluding Electronic Materials and including Performance Materials, Air Products expects fiscal 2017 first quarter adjusted EPS from continuing operations of $1.60 and $1.70, up seven to 13 percent versus the comparable prior year period results, and fiscal 2017 adjusted EPS of $7.10 to $7.35, up nine to 13 percent versus the comparable prior year results.

The capital expenditure forecast for fiscal year 2017 is approximately $1.2 billion on a GAAP and non-GAAP basis.

Access the Q4 earnings teleconference scheduled for 10:00 a.m. Eastern Time on October 27 by calling (719) 325-2484 and entering passcode 6631626, or access the Event Details page on Air Products’ Investor Relations web site.

About Air Products

Air Products (NYSE:APD) is a world-leading Industrial Gases company in operation for over 75 years. The Company’s core industrial gases business provides atmospheric and process gases and related equipment to manufacturing markets, including refining and petrochemical, metals, electronics, and food and beverage. Air Products is also the world’s leading supplier of liquefied natural gas process technology and equipment. The Company’s Performance Materials Division serves the polyurethanes, cleaning and coatings, and adhesives industries.

The Company had fiscal 2016 sales of $9.5 billion and has a current market capitalization of approximately $30 billion. Approximately 17,000 employees in 50 countries strive to make Air Products the world’s safest and best performing industrial gases company, providing sustainable offerings and excellent service to all customers. For more information, visit www.airproducts.com.

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NOTE: This report contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements about earnings guidance and business outlook. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date this report is filed. Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors not anticipated by management, including, without limitation, global or regional economic conditions (including, as to the United Kingdom and Europe, the impact of the recent “Brexit” referendum) and supply and demand dynamics in market segments into which the Company sells; the inability to eliminate stranded costs previously allocated to the Company’s Electronic Materials division after the Company’s spin-off of the division and other unexpected impacts of the spin-off; significant fluctuations in interest rates and foreign currencies from that currently anticipated; future financial and operating performance of major customers; unanticipated contract terminations or customer cancellations or postponement of projects and sales; asset impairments due to economic conditions or specific events; ability to protect and enforce the Company’s intellectual property rights; unexpected changes in raw material supply and markets; the impact of price fluctuations in natural gas and disruptions in markets and the economy due to oil price volatility; the ability to recover increased energy and raw material costs from customers; costs and outcomes of litigation or regulatory investigations; the success of productivity and operational improvement programs; the timing, impact, and other uncertainties of future acquisitions or divestitures; political risks, including the risks of unanticipated government actions; acts of war or terrorism; the impact of changes in environmental, tax or other legislation and regulatory activities in jurisdictions in which the Company and its affiliates operate; and other risk factors described in the Company’s Form 10-K for its fiscal year ended September 30, 2015. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this report to reflect any change in the Company’s assumptions, beliefs or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

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Media Inquiries:

Katie McDonald, tel: (610) 481-3673; email: mcdonace@airproducts.com

Investor Inquiries:

Simon Moore, tel: (610) 481-7461; email: mooresr@airproducts.com

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* Presented below are reconciliations of the reported GAAP results to the non-GAAP measures.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Millions of dollars unless otherwise indicated, except for share data)

The Company has presented certain financial measures on a non-GAAP (“adjusted”) basis and has provided a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP. These financial measures are not meant to be considered in isolation or as a substitute for the most directly comparable financial measure calculated in accordance with GAAP. The Company believes these non-GAAP measures provide investors, potential investors, securities analysts, and others with useful information to evaluate the performance of the business because such measures, when viewed together with our financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our historical financial performance and projected future results.

In many cases, our non-GAAP measures are determined by adjusting the most directly comparable GAAP financial measure to exclude certain disclosed items (“non-GAAP adjustments”) that we believe are not representative of the underlying business performance. For example, Air Products is currently executing its strategic plan to restructure the Company and to focus on the Company’s core Industrial Gases businesses, which has and will continue to result in significant disclosed items that we believe are important for investors to understand separately from the performance of the underlying business. The tax impact of our non-GAAP adjustments reflects the expected current and deferred income tax expense impact of the transactions and is impacted primarily by the statutory tax rate of the various relevant jurisdictions and the taxability of the adjustments in those jurisdictions. In evaluating these financial measures, the reader should be aware that we may incur expenses similar to those eliminated in this presentation in the future. Investors should also consider the limitations associated with these non-GAAP measures, including the potential lack of comparability of these measures from one company to another.

CONSOLIDATED RESULTS

	Continuing Operations
	Q4
2016 vs. 2015	Operating Income	Operating Margin (A)		Income Tax Provision (B)	Net Income	Diluted EPS
2016 GAAP	$547.0	22.2%		$138.6	$402.0	$1.84
2015 GAAP	474.3	19.4%		119.4	346.0	1.59
Change GAAP	$72.7	280	bp	$19.2	$56.0	$.25
% Change GAAP	15%			16%	16%	16%

2016 GAAP	$547.0	22.2%		$138.6	$402.0	$1.84
Business separation costs (C)	23.3	.9%		2.4	20.9	.09
Tax costs associated with business separation (C)	—	—		(4.1)	4.1	.02
Business restructuring and cost reduction actions	11.1	.5%		3.5	7.6	.03
Pension settlement loss	2.8	.1%		.9	1.9	.01
Loss on extinguishment of debt (D)	—	—		2.6	4.3	.02
2016 Non-GAAP Measure	$584.2	23.7%		$143.9	$440.8	$2.01

2015 GAAP	$474.3	19.4%		$119.4	$346.0	$1.59
Business separation costs (C)	7.5	.3%		—	7.5	.03
Business restructuring and cost reduction actions	61.7	2.5%		7.2	54.5	.25
Pension settlement loss	7.0	.3%		2.2	4.8	.02
Gain on land sales (E)	(33.6)	(1.4)%		(5.3)	(28.3)	(.13)
Loss on extinguishment of debt (D)	—	—		2.4	14.2	.07
2015 Non-GAAP Measure	$516.9	21.1%		$125.9	$398.7	$1.83

Change Non-GAAP Measure	$67.3	260	bp	$18.0	$42.1	$.18
% Change Non-GAAP Measure	13%			14%	11%	10%

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	Continuing Operations
	YTD
2016 vs. 2015	Operating Income	Operating Margin(A)		Income Tax Provision(B)	Net Income	Diluted EPS
2016 GAAP	$2,106.0	22.1%		$586.5	$1,515.3	$6.94
2015 GAAP	1,708.3	17.3%		418.3	1,284.7	5.91
Change GAAP	$397.7	480	bp	$168.2	$230.6	$1.03
% Change GAAP	23%			40%	18%	17%

2016 GAAP	$2,106.0	22.1%		$586.5	$1,515.3	$6.94
Business separation costs (C)	52.2	.5%		3.9	48.3	.22
Tax costs associated with business separation (C)	—	—		(51.8)	51.8	.24
Business restructuring and cost reduction actions	33.9	.4%		9.9	24.0	.11
Pension settlement loss	6.4	.1%		2.3	4.1	.02
Loss on extinguishment of debt (D)	—	—		2.6	4.3	.02
2016 Non-GAAP Measure	$2,198.5	23.1%		$553.4	$1,647.8	$7.55

2015 GAAP	$1,708.3	17.3%		$418.3	$1,284.7	$5.91
Business separation costs (C)	7.5	.1%		—	7.5	.03
Business restructuring and cost reduction actions	207.7	2.1%		54.5	153.2	.71
Pension settlement loss	21.2	.2%		7.5	13.7	.06
Gain on previously held equity interest	(17.9)	(.2)%		(6.7)	(11.2)	(.05)
Gain on land sales (E)	(33.6)	(.4)%		(5.3)	(28.3)	(.13)
Loss on extinguishment of debt (D)	—	—		2.4	14.2	.07
2015 Non-GAAP Measure	$1,893.2	19.1%		$470.7	$1,433.8	$6.60

Change Non-GAAP Measure	$305.3	400	bp	$82.7	$214.0	$.95
% Change Non-GAAP Measure	16%			18%	15%	14%

(A)	Operating margin is calculated by dividing operating income by sales.
(B)

The tax impact of our non-GAAP adjustments reflects the expected current and deferred income tax expense impact of the transactions and is impacted primarily by the statutory tax rate of the various relevant jurisdictions and the taxability of the adjustments in those jurisdictions.

(C)	Refer to Note 1, Materials Technologies Separation, for additional information.
(D)	Income from continuing operations before taxes impact of $6.9 and $16.6 in 2016 and 2015, respectively.
(E)	Reflected on the consolidated income statements in “Other income (expense), net.”

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ADJUSTED EBITDA

We define Adjusted EBITDA as income from continuing operations (including noncontrolling interests) excluding certain disclosed items, which the Company does not believe to be indicative of underlying business trends, before interest expense, income tax provision, and depreciation and amortization expense. Adjusted EBITDA provides a useful metric for management to assess operating performance.

Below is a reconciliation of Income from Continuing Operations on a GAAP basis to Adjusted EBITDA:

2016	Q1	Q2		Q3		Q4		FY2016
Income from Continuing Operations (A)	$386.2	$387.6		$363.0		$408.9		$1,545.7
Add: Interest expense	22.2	25.7		35.0		32.6		115.5
Add: Income tax provision	135.9	132.5	(B)	179.5	(B)	138.6	(B)	586.5	(B)
Add: Depreciation and amortization	232.7	232.1		230.6		230.5		925.9
Add: Business separation costs	12.0	7.4		9.5		23.3		52.2
Add: Business restructuring and cost reduction actions	—	8.6		14.2		11.1		33.9
Add: Pension settlement loss	—	2.6		1.0		2.8		6.4
Add: Loss on extinguishment of debt	—	—		—		6.9		6.9
Adjusted EBITDA	$789.0	$796.5		$832.8		$854.7		$3,273.0

2015	Q1	Q2		Q3		Q4		FY2015
Income from Continuing Operations (A)	$339.2	$298.8		$334.9		$351.5		$1,324.4
Add: Interest expense	29.1	23.4		28.2		22.8		103.5
Add: Income tax provision	107.1	87.7		104.1		119.4		418.3
Add: Depreciation and amortization	235.5	233.3		233.0		234.6		936.4
Add: Business separation costs	—	—		—		7.5		7.5
Add: Business restructuring and cost reduction actions	32.4	55.4		58.2		61.7		207.7
Add: Pension settlement loss	—	12.6		1.6		7.0		21.2
Less: Gain on previously held equity interest	17.9	—		—		—		17.9
Less: Gain on land sales (C)	—	—		—		33.6		33.6
Add: Loss on extinguishment of debt	—	—		—		16.6		16.6
Adjusted EBITDA	$725.4	$711.2		$760.0		$787.5		$2,984.1

(A)	Includes net income attributable to noncontrolling interests.
(B)	Includes income tax expense for tax costs associated with business separation. Refer to Note 1, Materials Technologies Separation, for additional information.
(C)	Reflected on the consolidated income statements in “Other income (expense), net.”

2016 vs. 2015	Q1	Q2	Q3	Q4	FY
Change GAAP
Income from continuing operations change	$47.0	$88.8	$28.1	$57.4	$221.3
Income from continuing operations % change	14%	30%	8%	16%	17%
Change Non-GAAP
Adjusted EBITDA change	$63.6	$85.3	$72.8	$67.2	$288.9
Adjusted EBITDA % change	9%	12%	10%	9%	10%

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Below is a reconciliation of segment operating income to Adjusted EBITDA:

	Three Months Ended 30 September
	Industrial Gases– Americas		Industrial Gases– EMEA		Industrial Gases– Asia		Industrial Gases– Global	Materials Technologies		Corporate and other	Segment Total
GAAP Measure
2016
Operating income (loss)	$224.7		$98.3		$109.9		$22.8	$138.5		$(10.0)	$584.2
Operating margin	25.6%		23.7%		24.5%			26.9%			23.7%

2015
Operating income (loss)	$208.7		$90.8		$104.4		$(1.7)	$116.4		$(1.7)	$516.9
Operating margin	23.1%		19.7%		24.4%			23.8%			21.1%

Operating income (loss) change	$16.0		$7.5		$5.5		$24.5	$22.1		$(8.3)	$67.3
Operating income (loss) % change	8%		8%		5%			19%			13%
Operating margin change	250	bp	400	bp	10	bp		310	bp		260	bp

Non-GAAP Measure
2016
Operating income (loss)	$224.7		$98.3		$109.9		$22.8	$138.5		$(10.0)	$584.2
Add: Depreciation and amortization	112.4		45.6		47.7		2.0	19.2		3.6	230.5
Add: Equity affiliates’ income	14.6		10.4		13.9		.5	.6		—	40.0
Adjusted EBITDA	$351.7		$154.3		$171.5		$25.3	$158.3		$(6.4)	$854.7
Adjusted EBITDA margin	40.1%		37.2%		38.2%			30.7%			34.7%

2015
Operating income (loss)	$208.7		$90.8		$104.4		$(1.7)	$116.4		$(1.7)	$516.9
Add: Depreciation and amortization	106.1		48.6		51.1		2.5	22.8		3.5	234.6
Add: Equity affiliates’ income (loss)	15.0		12.0		9.4		(1.0)	.6		—	36.0
Adjusted EBITDA	$329.8		$151.4		$164.9		$(.2)	$139.8		$1.8	$787.5
Adjusted EBITDA margin	36.6%		32.9%		38.5%			28.5%			32.2%

Adjusted EBITDA change	$21.9		$2.9		$6.6		$25.5	$18.5		$(8.2)	$67.2
Adjusted EBITDA % change	7%		2%		4%			13%			9%
Adjusted EBITDA margin change	350	bp	430	bp	(30	bp)		220	bp		250	bp

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	Twelve Months Ended 30 September
	Industrial Gases – Americas		Industrial Gases – EMEA		Industrial Gases – Asia		Industrial Gases – Global	Materials Technologies		Corporate and other	Segment Total
GAAP Measure
2016
Operating income (loss)	$895.2		$382.8		$449.1		$(21.3)	$530.2		$(37.5)	$2,198.5
Operating margin	26.8%		22.5%		26.2%			26.3%			23.1%

2015
Operating income (loss)	$808.4		$330.7		$380.5		$(51.6)	$476.7		$(51.5)	$1,893.2
Operating margin	21.9%		17.7%		23.2%			22.8%			19.1%

Operating income (loss) change	$86.8		$52.1		$68.6		$30.3	$53.5		$14.0	$305.3
Operating income (loss) % change	11%		16%		18%			11%			16%
Operating margin change	490	bp	480	bp	300	bp		350	bp		400	bp

Non-GAAP Measure
2016
Operating income (loss)	$895.2		$382.8		$449.1		$(21.3)	$530.2		$(37.5)	$2,198.5
Add: Depreciation and amortization	442.5		185.7		197.1		7.9	77.4		15.3	925.9
Add: Equity affiliates’ income (loss)	52.7		36.5		57.8		(.1)	1.7		—	148.6
Adjusted EBITDA	$1,390.4		$605.0		$704.0		$(13.5)	$609.3		$(22.2)	$3,273.0
Adjusted EBITDA margin	41.6%		35.6%		41.0%			30.2%			34.4%

2015
Operating income (loss)	$808.4		$330.7		$380.5		$(51.6)	$476.7		$(51.5)	$1,893.2
Add: Depreciation and amortization	416.9		194.3		202.9		16.5	92.8		13.0	936.4
Add: Equity affiliates’ income (loss)	64.6		42.4		46.1		(.8)	2.2		—	154.5
Adjusted EBITDA	$1,289.9		$567.4		$629.5		$(35.9)	$571.7		$(38.5)	$2,984.1
Adjusted EBITDA margin	34.9%		30.4%		38.4%			27.4%			30.2%

Adjusted EBITDA change	$100.5		$37.6		$74.5		$22.4	$37.6		$16.3	$288.9
Adjusted EBITDA % change	8%		7%		12%			7%			10%
Adjusted EBITDA margin change	670	bp	520	bp	260	bp		280	bp		420	bp

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CAPITAL EXPENDITURES

We utilize a non-GAAP measure in the computation of capital expenditures and include spending associated with facilities accounted for as capital leases. Certain contracts associated with facilities that are built to provide product to a specific customer are required to be accounted for as leases, and such spending is reflected as a use of cash within cash provided by operating activities if the arrangement qualifies as a capital lease.

Below is a reconciliation of capital expenditures on a GAAP basis to a non-GAAP measure:

	Three Months Ended 30 September		Twelve Months Ended 30 September
	2016	2015	2016	2015
Capital expenditures for continuing operations – GAAP basis	$258.5	$317.0	$1,055.8	$1,304.4
Capital lease expenditures	2.6	16.6	27.2	95.6
Purchase of noncontrolling interests in a subsidiary	—	278.4	—	278.4
Capital expenditures – Non-GAAP basis	$261.1	$612.0	$1,083.0	$1,678.4

We expect capital expenditures for fiscal year 2017 to be approximately $1,200 on a GAAP and non-GAAP basis.

RETURN ON CAPITAL EMPLOYED (ROCE)

Return on capital employed (ROCE) is calculated on a continuing operations basis as earnings after-tax divided by five-quarter average total capital. Earnings after-tax is defined as the sum of net income from continuing operations attributable to Air Products, interest expense, after-tax, at our effective quarterly tax rate, and net income attributable to noncontrolling interests. On a non-GAAP basis, the GAAP measure has been adjusted for the impact of the disclosed items detailed below. Total capital consists of total debt, total equity, and redeemable noncontrolling interest less assets of discontinued operations.

	FY2016		FY2015
Net income from continuing operations attributable to Air Products	$1,515.3		$1,284.7
Interest expense	115.5		103.5
Interest expense tax impact	(32.2)		(24.8)
Interest expense, after-tax	83.3		78.7
Net income attributable to noncontrolling interests	30.4		39.7
Earnings After-Tax – GAAP	$1,629.0		$1,403.1

Disclosed items, after-tax
Business separation costs	48.3		7.5
Tax costs associated with business separation	51.8		—
Business restructuring and cost reduction actions	24.0		153.2
Pension settlement loss	4.1		13.7
Gain on previously held equity interest	—		(11.2)
Gain on land sales	—		(28.3)
Loss on extinguishment of debt	4.3		14.2
Earnings After-Tax – Non-GAAP	$1,761.5		$1,552.2

Five-Quarter Average Total Capital	$12,772.0		$12,976.8
ROCE – GAAP	12.8%		10.8%
Change GAAP Measure	200	bp

ROCE – Non-GAAP	13.8%		12.0%
Change Non-GAAP Measure	180	bp

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OUTLOOK

We completed the spin-off of EMD as Versum Materials, Inc. on 1 October 2016. As a result, the historical results of EMD will be presented as a discontinued operation beginning in fiscal year 2017. Management has provided the following adjusted diluted EPS guidance on a continuing operations basis and provided an estimate of the comparable prior year period accordingly. While we continue to evaluate the progress of the sale of the PMD division to determine when it should be presented as a discontinued operation, we have provided an outlook and an estimate of the comparable prior year period excluding this division as well, should it become a discontinued operation in fiscal year 2017. It is likely that we will incur additional costs for items such as business separation, cost reduction actions, and pension settlements in future periods. However, it is not possible, without unreasonable efforts, to identify the amount or significance of these events or the potential for other transactions that may impact future GAAP EPS. Management does not believe these items to be representative of underlying business performance. Accordingly, management is unable to reconcile, without unreasonable effort, the Company’s forecasted range of adjusted EPS on a continuing operations basis to a comparable GAAP range.

	Diluted EPS
Historical Air Products	Q1	Full Year
2016 GAAP	$1.73	$6.94
Business separation costs	.06	.22
Tax costs associated with business separation	—	.24
Business restructuring and cost reduction actions	—	.11
Pension settlement loss	—	.02
Loss on extinguishment of debt	—	.02
2016 Non-GAAP Measure	$1.79	$7.55

	Diluted EPS
Excluding Electronic Materials	Q1	Full Year
2016 Non-GAAP Measure	$1.79	$7.55
Adjusted Continuing Operations(A)	(.29)	(1.02)
2016 Restated Non-GAAP Measure	$1.50	$6.53
2017 Non-GAAP Outlook	1.60-1.70	7.10-7.35
Change Non-GAAP	$.10-.20	$.57-.82
% Change Non-GAAP	7%-13%	9%-13%

	Diluted EPS
Excluding Electronic Materials and Performance Materials	Q1	Full Year
2016 Non-GAAP Measure	$1.79	$7.55
Adjusted Continuing Operations(A)	(.43)	(1.81)
2016 Restated Non-GAAP Measure	$1.36	$5.74
2017 Non-GAAP Outlook	1.40-1.50	6.25-6.50
Change Non-GAAP	$.04-.14	$.51-.76
% Change Non-GAAP	3%-10%	9%-13%

(A)	Air Products’ current estimates are preliminary and could change as the Company finalizes the accounting for the discontinued operations, which will be reported in future filings.

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED INCOME STATEMENTS

(Unaudited)

	Three Months Ended 30 September		Twelve Months Ended 30 September
(Millions of dollars, except for share data)	2016	2015	2016	2015
Sales	$2,463.0	$2,449.4	$9,524.4	$9,894.9
Cost of sales	1,648.7	1,695.9	6,402.7	6,939.0
Selling and administrative	218.8	199.9	849.3	939.3
Research and development	33.2	32.9	132.0	137.1
Business separation costs	23.3	7.5	52.2	7.5
Business restructuring and cost reduction actions	11.1	61.7	33.9	207.7
Pension settlement loss	2.8	7.0	6.4	21.2
Gain on previously held equity interest	—	—	—	17.9
Other income (expense), net	21.9	29.8	58.1	47.3
Operating Income	547.0	474.3	2,106.0	1,708.3
Equity affiliates’ income	40.0	36.0	148.6	154.5
Interest expense	32.6	22.8	115.5	103.5
Loss on extinguishment of debt	6.9	16.6	6.9	16.6
Income From Continuing Operations Before Taxes	547.5	470.9	2,132.2	1,742.7
Income tax provision	138.6	119.4	586.5	418.3
Income From Continuing Operations	408.9	351.5	1,545.7	1,324.4
Loss From Discontinued Operations, net of tax	(8.0)	(1.5)	(884.2)	(6.8)
Net Income	400.9	350.0	661.5	1,317.6
Less: Net Income Attributable to Noncontrolling Interests	6.9	5.5	30.4	39.7
Net Income Attributable to Air Products	$394.0	$344.5	$631.1	$1,277.9

Net Income Attributable to Air Products
Income from continuing operations	$402.0	$346.0	$1,515.3	$1,284.7
Loss from discontinued operations	(8.0)	(1.5)	(884.2)	(6.8)
Net Income Attributable to Air Products	$394.0	$344.5	$631.1	$1,277.9

Basic Earnings Per Common Share Attributable to Air Products
Income from continuing operations	$1.85	$1.61	$7.00	$5.98
Loss from discontinued operations	(.04)	(.01)	(4.08)	(.03)
Net Income Attributable to Air Products	$1.81	$1.60	$2.92	$5.95

Diluted Earnings Per Common Share Attributable to Air Products
Income from continuing operations	$1.84	$1.59	$6.94	$5.91
Loss from discontinued operations	(.04)	(.01)	(4.05)	(.03)
Net Income Attributable to Air Products	$1.80	$1.58	$2.89	$5.88

Weighted Average Common Shares – Basic (in millions)	217.2	215.5	216.4	214.9
Weighted Average Common Shares – Diluted (in millions)	219.0	217.7	218.3	217.3
Dividends Declared Per Common Share – Cash	$.86	$.81	$3.39	$3.20

Other Data from Continuing Operations
Depreciation and amortization	$230.5	$234.6	$925.9	$936.4
Capital expenditures – Refer to page 11

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Millions of dollars)	30 September 2016	30 September 2015
Assets
Current Assets
Cash and cash items	$1,501.3	$206.4
Trade receivables, net	1,439.9	1,406.2
Inventories	619.9	657.8
Contracts in progress, less progress billings	81.6	110.8
Prepaid expenses	99.6	67.0
Other receivables and current assets	555.6	343.5
Current assets of discontinued operations	19.4	1.8
Total Current Assets	4,317.3	2,793.5
Investment in net assets of and advances to equity affiliates	1,288.1	1,265.7
Plant and equipment, at cost	20,190.1	19,462.8
Less: accumulated depreciation	11,337.4	10,717.7
Plant and equipment, net	8,852.7	8,745.1
Goodwill, net	1,150.2	1,131.3
Intangible assets, net	488.0	508.3
Noncurrent capital lease receivables	1,221.7	1,350.2
Other noncurrent assets	737.3	648.6
Noncurrent assets of discontinued operations	—	891.8
Total Noncurrent Assets	13,738.0	14,541.0
Total Assets	$18,055.3	$17,334.5

Liabilities and Equity
Current Liabilities
Payables and accrued liabilities	$1,810.6	$1,641.7
Accrued income taxes	146.6	55.8
Short-term borrowings	935.8	1,494.3
Current portion of long-term debt	371.3	435.6
Current liabilities of discontinued operations	19.0	17.0
Total Current Liabilities	3,283.3	3,644.4
Long-term debt	4,918.1	3,949.1
Other noncurrent liabilities	1,873.4	1,554.0
Deferred income taxes	767.1	803.4
Noncurrent liabilities of discontinued operations	—	2.5
Total Noncurrent Liabilities	7,558.6	6,309.0
Total Liabilities	10,841.9	9,953.4

Air Products Shareholders’ Equity	7,079.6	7,249.0
Noncontrolling Interests	133.8	132.1
Total Equity	7,213.4	7,381.1
Total Liabilities and Equity	$18,055.3	$17,334.5

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Twelve Months Ended 30 September
(Millions of dollars)	2016	2015
Operating Activities
Net income	$661.5	$1,317.6
Less: Net income attributable to noncontrolling interests	30.4	39.7
Net income attributable to Air Products	631.1	1,277.9
Loss from discontinued operations	884.2	6.8
Income from continuing operations attributable to Air Products	1,515.3	1,284.7
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	925.9	936.4
Deferred income taxes	62.9	2.9
Loss on extinguishment of debt	6.9	16.6
Gain on previously held equity interest	—	(17.9)
Undistributed earnings of unconsolidated affiliates	(51.8)	(102.6)
Gain on sale of assets and investments	(10.0)	(30.1)
Share-based compensation	37.6	45.7
Noncurrent capital lease receivables	85.5	(9.5)
Write-down of long-lived assets associated with restructuring	—	47.4
Other adjustments	155.2	48.1
Working capital changes that provided (used) cash, excluding effects of acquisitions and divestitures:
Trade receivables	(61.7)	(29.7)
Inventories	32.9	8.3
Contracts in progress, less progress billings	21.3	36.4
Other receivables	(12.2)	57.6
Payables and accrued liabilities	57.0	156.2
Other working capital	(57.4)	(4.1)
Cash Provided by Operating Activities	2,707.4	2,446.4
Investing Activities
Additions to plant and equipment	(1,055.8)	(1,265.6)
Acquisitions, less cash acquired	—	(34.5)
Investment in and advances to unconsolidated affiliates	—	(4.3)
Proceeds from sale of assets and investments	85.5	55.3
Other investing activities	(1.7)	(1.4)
Cash Used for Investing Activities	(972.0)	(1,250.5)
Financing Activities
Long-term debt proceeds	960.4	340.3
Payments on long-term debt	(485.0)	(708.7)
Net (decrease) increase in commercial paper and short-term borrowings	(144.2)	284.0
Debt issuance costs	(11.7)	(2.2)
Dividends paid to shareholders	(721.2)	(677.5)
Proceeds from stock option exercises	141.3	121.3
Excess tax benefit from share-based compensation	33.2	31.9
Payment for subsidiary shares from noncontrolling interests	—	(278.4)
Other financing activities	(43.9)	(56.1)
Cash Used for Financing Activities	(271.1)	(945.4)
Discontinued Operations
Cash used for operating activities	(79.9)	(8.6)
Cash used for investing activities	(97.0)	(349.2)
Cash provided by financing activities	—	—
Cash Used for Discontinued Operations	(176.9)	(357.8)
Effect of Exchange Rate Changes on Cash	7.5	(22.9)
Increase (Decrease) in Cash and Cash Items	1,294.9	(130.2)
Cash and Cash Items – Beginning of Year	206.4	336.6
Cash and Cash Items – End of Period	$1,501.3	$206.4

Supplemental Cash Flow Information
Cash paid for taxes (net of cash refunds)	$440.8	$392.9

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

SUMMARY BY BUSINESS SEGMENTS

(Unaudited)

(Millions of dollars)	Industrial Gases – Americas	Industrial Gases – EMEA	Industrial Gases – Asia	Industrial Gases – Global	Materials Technologies	Corporate and other	Segment Total
Three Months Ended 30 September 2016
Sales	$877.4	$414.3	$448.9	$157.1	$515.2	$50.1	$2,463.0
Operating income (loss)	224.7	98.3	109.9	22.8	138.5	(10.0)	584.2
Depreciation and amortization	112.4	45.6	47.7	2.0	19.2	3.6	230.5
Equity affiliates’ income	14.6	10.4	13.9	.5	.6	—	40.0
Three Months Ended 30 September 2015
Sales	$902.3	$460.1	$428.2	$89.4	$490.0	$79.4	$2,449.4
Operating income (loss)	208.7	90.8	104.4	(1.7)	116.4	(1.7)	516.9
Depreciation and amortization	106.1	48.6	51.1	2.5	22.8	3.5	234.6
Equity affiliates’ income (loss)	15.0	12.0	9.4	(1.0)	.6	—	36.0

Twelve Months Ended 30 September 2016
Sales	$3,343.6	$1,700.3	$1,716.1	$498.8	$2,019.5	$246.1	$9,524.4
Operating income (loss)	895.2	382.8	449.1	(21.3)	530.2	(37.5)	2,198.5
Depreciation and amortization	442.5	185.7	197.1	7.9	77.4	15.3	925.9
Equity affiliates’ income (loss)	52.7	36.5	57.8	(.1)	1.7	—	148.6
Twelve Months Ended 30 September 2015
Sales	$3,693.9	$1,864.9	$1,637.5	$286.8	$2,087.1	$324.7	$9,894.9
Operating income (loss)	808.4	330.7	380.5	(51.6)	476.7	(51.5)	1,893.2
Depreciation and amortization	416.9	194.3	202.9	16.5	92.8	13.0	936.4
Equity affiliates’ income (loss)	64.6	42.4	46.1	(.8)	2.2	—	154.5

Total Assets
30 September 2016	$5,889.2	$3,178.6	$4,232.7	$367.6	$1,787.0	$2,580.8	$18,035.9
30 September 2015	5,774.9	3,323.9	4,154.0	370.5	1,741.9	1,075.7	16,440.9

Below is a reconciliation of segment total operating income to consolidated operating income:

	Three Months Ended 30 September		Twelve Months Ended 30 September
Operating Income	2016	2015	2016	2015
Segment total	$584.2	$516.9	$2,198.5	$1,893.2
Business separation costs	(23.3)	(7.5)	(52.2)	(7.5)
Business restructuring and cost reduction actions	(11.1)	(61.7)	(33.9)	(207.7)
Pension settlement loss	(2.8)	(7.0)	(6.4)	(21.2)
Gain on previously held equity interest	—	—	—	17.9
Gain on land sales	—	33.6	—	33.6
Consolidated Total	$547.0	$474.3	$2,106.0	$1,708.3

Below is a reconciliation of segment total assets to consolidated total assets:

Total Assets	30 September 2016	30 September 2015
Segment total	$18,035.9	$16,440.9
Discontinued operations	19.4	893.6
Consolidated Total	$18,055.3	$17,334.5

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Millions of dollars, unless otherwise indicated)

1. MATERIALS TECHNOLOGIES SEPARATION

On 16 September 2015, the Company announced plans to separate its Materials Technologies business, which contains two divisions, Electronic Materials (EMD) and Performance Materials (PMD), into an independent publicly traded company and distribute to Air Products shareholders all of the shares of the new public company in a tax-free distribution (a “spin-off”). Versum Materials, LLC, or Versum, was formed as the new company to hold the Materials Technologies business subject to the spin-off. On 6 May 2016, the Company entered into a definitive agreement to sell certain subsidiaries and assets comprising the PMD division to Evonik Industries AG for $3.8 billion in cash and the assumption of certain liabilities. As a result, the Company moved forward with the planned spin-off of Versum containing only the EMD division.

In fiscal year 2016, we incurred separation costs of $52.2 ($48.3 after-tax, or $.22 per share), primarily related to legal, advisory, and tax costs associated with these transactions. The costs are reflected on the consolidated income statements as “Business separation costs.” A significant portion of these costs were not tax deductible because they were directly related to the plan for the tax-free spin-off of Versum. Our income tax provision includes additional tax expense related to the separation of $51.8 ($.24 per share), of which $45.7 resulted from a dividend declared during the third quarter of 2016 to repatriate $443.8 from a subsidiary in South Korea to the U.S. Previously, most of these foreign earnings were considered to be indefinitely reinvested.

On 30 September 2016, in anticipation of the spin-off, Versum entered into certain financing transactions to allow for a cash distribution of $550.0 and a distribution in-kind of notes issued by Versum with an aggregate principal amount of $425.0 to Air Products. Air Products then exchanged these notes with certain financial institutions for $418.3 of Air Products’ outstanding commercial paper. The exchange resulted in a loss of $6.9 ($4.3 after-tax, or $.02 per share) and has been reflected on the consolidated income statements as “Loss on extinguishment of debt.” This loss is deductible for tax purposes. This non-cash exchange was excluded from the consolidated statements of cash flows. On 1 October 2016, Air Products completed the separation of its EMD division through the spin-off of Versum. As a result, the historical results of EMD will be presented as a discontinued operation beginning in fiscal year 2017.

The historical results of the PMD division will be reflected as a discontinued operation when it becomes probable for the sale to occur and actions required to meet the plan of sale indicate that it is unlikely that significant changes will occur. The PMD division is not classified as held for sale due to certain conditions of the sale, including regulatory and anti-trust requirements. We continue to evaluate the progress of the sale of the PMD division to determine when it should be presented as a discontinued operation.

2. DISCONTINUED OPERATIONS

On 29 March 2016, the Board of Directors approved the Company’s exit of its Energy-from-Waste (EfW) business. As a result, efforts to start up and operate its two EfW projects located in Tees Valley, United Kingdom, have been discontinued. The decision to exit the business and stop development of the projects was based on continued difficulties encountered and the Company’s conclusion, based on testing and analysis completed during the second quarter of fiscal year 2016, that significant additional time and resources would be required to make the projects operational. In addition, the decision allows the Company to execute its strategy of focusing resources on its core Industrial Gases business. As a result, the EfW segment has been presented as a discontinued operation. Prior year EfW business segment information has been reclassified to conform to current year presentation. During the second quarter of fiscal year 2016, a loss on disposal of $945.7 ($846.6 after-tax) was recorded, primarily to write down assets to their estimated net realizable value and record a liability for plant disposition costs. Income tax benefits related only to one of the projects, as the other did not qualify for a local tax deduction. The loss from discontinued operations, net of tax also includes land lease costs, commercial and administrative costs, and costs incurred for ongoing project exit activities.

3. COST REDUCTION ACTIONS

For the three and twelve months ended 30 September 2016, we recognized an expense of $11.1 ($7.6 after-tax, or $.03 per share) and $33.9 ($24.0 after-tax, or $.11 per share), respectively, for severance and other benefits related to cost reduction actions. During fiscal year 2016, the cost reduction actions resulted in the elimination of approximately 700 positions. The expenses related primarily to the Industrial Gases – Americas and the Industrial Gases – EMEA segments.

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4. PENSION SETTLEMENT

Certain of our pension plans provide for a lump sum benefit payment option at the time of retirement, or for corporate officers, six months after their retirement date. A participant’s vested benefit is considered settled upon cash payment of the lump sum. We recognize pension settlement losses when cash payments exceed the sum of the service and interest cost components of net periodic pension cost of the plan for the fiscal year. For the three and twelve months ended 30 September 2016, we recognized pension settlement losses of $2.8 ($1.9 after-tax, or $.01 per share) and $6.4 ($4.1 after-tax, or $.02 per share), respectively, to accelerate recognition of a portion of actuarial losses deferred in accumulated other comprehensive loss primarily associated with the U.S. Supplementary Pension Plan.

5. BALANCE SHEET CLASSIFICATION OF DEFERRED TAXES

In November 2015, the Financial Accounting Standards Board (FASB) issued guidance to simplify the presentation of deferred income taxes by requiring that all deferred tax liabilities and assets be classified as noncurrent on the balance sheet. As of the first quarter of fiscal year 2016, we adopted this guidance on a retrospective basis. Accordingly, prior year amounts have been reclassified to conform to the current year presentation. The guidance, which did not change the existing requirement to net deferred tax assets and liabilities within a jurisdiction, resulted in a reclassification adjustment that increased noncurrent deferred tax assets by $13.7 and decreased noncurrent deferred tax liabilities by $99.9 as of 30 September 2015.